SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8/A
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              WEB4BOATS.COM, INC.
            (Exact name of registrant as specified in its charter)

         Delaware                                             84-1080043
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            identification No.)

                                 P.O. Box 1028
                          La Jolla, California 92038
                                (858) 459-2628
                   (Address of principal executive offices)

                             CONSULTING AGREEMENT
                             (Full title of plan)

                               Mr. Dennis Schlagel
                                   President
                                 P.O. Box 1028
                              La Jolla, CA 92038
                    (Name and address of agent for service)

                                (858) 459-2628
          (Telephone number, including area code of agent for service)

                          CALCULATION OF REGISTRATION FEE
=============================================================================
Title of                      Proposed maximum  Proposed maximum    Amount of
securities     Amount to be  offering price  Aggregate offering  Registration
to be registered  registered      per share         Price             fee
=============================================================================
Common Stock
($.001 par
value)          600,000         $0.08            $48,000.00            $12.67
=============================================================================
Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457(h) of the General Rules and Regulations under the Securities Act of 1993, based upon the average high and low prices on December 12, 2000.










     The amount of securities registered pursuant to this Form S-8 has been increased by 600,000 shares of Common Stock. Pursuant to General Instruction E to Form S-8, the contents of Form S-8 filed April 27, 2000, File No. 333-35698, are hereby incorporated by reference.

Item 8.   Exhibits

          The Exhibits to this registration statement are listed in the index to Exhibits on page 3.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California on December 7, 2000.

                               Web4Boats.com, Inc.



                               By:  /s/ Dennis Schlagel
                                    ----------------------------------
                                    Dennis Schlagel, President & Director

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis Schlagel and Blair J. Merriam, each of them acting individually as his attorney-in-fact, each with full power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                   Title                            Date
----------                  -----                            ----

/s/ Blair J. Merriam     General Manager                 December 7, 2000
--------------------
Blair J. Merriam

/s/Dennis Schlagel       Chief Financial Officer and     December 7, 2000
--------------------     Chief Accounting Officer
Dennis Schlagel

/s/ Daniel Thornton      Director                        December 7, 2000
--------------------
Daniel Thornton







                               INDEX TO EXHIBITS

     Exhibit                                                     Sequentially
     NO.                      Description                        Numbered
Pages
     ---                      -----------                        ------------

    *4.1       Consulting Agreement

    *4.2       Assignment

    *4.3       Renewal
     5.0       Fee Agreement Letter
     5.1       Opinion of Counsel regarding the legality of the
               securities registered hereunder.

     23.1      Consent of Carl S. Sanko

     23.2      Consent of Counsel (Included as part of Exhibit 5.1)

    *24        Power of Attorney (Contained within Signature Page)

*  Previously Filed

Exhibit
5.0

Blair J. Merriam
	1616 Warren Av. Suite 34
	Cheyenne, WY. 82001

	Telephone (307) 433-0944

	Blair@Web4Boats.com

	December 7, 2000


Web4Boats.com, Inc.
P.O. Box 1028
La Jolla, CA 92038-1028

Gentlemen:

	This will confirm our understanding that my fees accrued to date shall be paid with the issuance of shares of Web4Boats.com, Inc. Common Stock registered with the Securities and Exchange Commission under Form S-8. The amount outstanding is $36,000. The number of shares to be issued shall be 600,000, at approximately $.06 per share.

	If this letter accurately reflects our agreement, then please countersign below at the space indicated.

					Sincerely,




					Blair J. Merriam

ACCEPTED:

Web4Boats.com, Inc.




By:  __________________________________

Date:  _________________________________

Exhibit
5.1


                               Jeffrey Herm, P.C.
                                Attorney at Law
                           1625 Broadway, Suite 770
                               Denver, CO 80202
                                                       Office: (303) 592-5444
	                                                    Fax: (303) 592-5439
                                                Email:  jherm@JeffreyHerm.com

                                December 14, 2000

Web4Boats.com, Inc.
P.O. Box 1028
La Jolla, CA 92038

		Re:  Opinion of Counsel - Registration Statement on Form S-8

Gentlemen:

		We have acted as counsel for Web4Boats.com, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Company's Registration statement on Form S-8 under the Securities Act of 1933, as amended, (the "Registration Statement") relating to 600,000 shares of the Company's Common Stock, $.001 par value, (the "Common Stock") issuable pursuant to the Company's Consulting Agreement (the "Plan").

     We have examined and are familiar with originals or copies, certified or otherwise, identified to our satisfaction, of such statutes, documents, corporate records and certificates of public officials as we have deemed necessary for the purposes of this opinion, including, but not limited to the following: (i) the Articles of Incorporation, as amended; (ii) the Bylaws of the Company, as amended; and (iii) the record of all action taken by the Board of Directors of the Company in connection with any matters covered by this opinion.

     Based on the foregoing, it is our opinion that the shares of Common Stock issuable under the Plan are duly authorized and, when issued in accordance with the Plan, will be validly issued, fully paid and non-assessable.

      Further, I consent to the filing of this opinion as an exhibit to the Registration Statement.

					JEFFREY HERM, P.C.




					By:  /s/ Jeffrey Herm
                                   -------------------------
                                   Jeffrey Herm, Esq.






Exhibit
23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

I hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated May 18, 2000 appearing in Web4Boats.com, Inc.'s Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 on Form 10-KSB for the fiscal year ended March 31, 2000.




/s/ Carl S. Sanko
- ----------------------
Carl S. Sanko

Topanga, California
December 7, 2000